Exhibit (5)(e)

             TRANSFER AND ASSUMPTION OF RESPONSIBILITIES AND RIGHTS

     In accordance with the vote unanimously adopted by all of the Trustees of MetLife - State Street Equity Trust ("Trust") who were present at a meeting of such Trustees duly called and held on September 14, 1992, being a majority of such Trustees, including a majority of Trustees who are not parties to the attached Advisory Agreement dated July 17, 1986, by and between State Street Financial Services, Inc. (formerly MetLife - State Street Investment Services, Inc.) and the Trust ("Advisory Agreement"), or "interested persons" (as defined in the Investment Company Act of 1940) of any such party, effective as of the commencement of business on July 1, 1992, all of the duties and responsibilities of the Manager to provide services and facilities to the Trust as set forth in the Advisory Agreement and all the rights of the Manager, including but not limited to the right to be compensated by the Trust as described in the Advisory Agreement, are hereby transferred from State Street Financial Services, Inc., a Massachusetts corporation, to State Street Research & Management Company, a Delaware corporation, formerly sub-adviser to the Trust, and State Street Research & Management Company hereby assumes such responsibilities and rights, all of the foregoing transactions being effected in reliance on Rule 2a-6 under the Investment Company Act of 1940, as amended.

                                    STATE STREET FINANCIAL
                                      SERVICES, INC.

                                    by /s/ Donald E. Webber
                                       ----------------------------------------
                                       Donald E. Webber, President and
                                       Chief Executive Officer

                                    STATE STREET RESEARCH &
                                      MANAGEMENT COMPANY

                                    by /s/ Ralph F. Verni
                                       -----------------------------------------
                                       Ralph F. Verni, Chairman and
                                       Chief Executive Officer

Dated: October 6, 1992.